NEWS RELEASE

For Immediate Release	August 15, 2008

Contacts:	Mark T. Gorski Executive Vice President Chief Financial Officer (812) 373-7379

Indiana Community Bancorp to Participate in
Howe Barnes Hoefer & Arnett 13th Annual Community Bank Conference

Columbus, IN - Indiana Community Bancorp (NASDAQ: INCB), the holding company for Indiana Bank and Trust Company, will be participating in the Howe Barnes Hoefer & Arnett 13th Annual Community Bank Conference to be held in Chicago, Illinois, on August 19-20, 2008. Indiana Community Bancorp President and CEO John K. Keach, Jr. and Executive Vice President and CFO Mark T. Gorski are scheduled to present at the Conference on August 19th at 2:20 p.m. CDT (3:20 p.m. EDT).

Interested individuals can assess a “live” broadcast of the presentation over the Internet by accessing http://www.howebarnes.com. If you are unable to participate during the “live” presentation, a replay will be available on the aforementioned website for 7 days.

A copy of the slides used in the presentation will be available in the Shareholder Relations section on the Indiana Community Bancorp website (http://www.myindianabank.com).

Indiana Community Bancorp is a bank holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”), which has been authorized by the Federal Reserve to engage in activities permissible for a financial holding company. Indiana Bank and Trust Company, its principal subsidiary, is an FDIC insured state chartered commercial bank. Indiana Bank and Trust Company was founded in 1908 and offers a wide range of consumer and commercial financial services through 20 branch offices in central and southeastern Indiana.

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